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                                                                Exhibit 5.1




                                  February 4, 1994



Board of Directors
Turner Broadcasting System, Inc.
One CNN Center
Atlanta, Georgia 30303

         Re:  Turner Broadcasting System, Inc.
              Registration Statement on Form S-8
              ----------------------------------

Ladies and Gentlemen:

         I am General Counsel of Turner Broadcasting System, Inc., a Georgia corporation ("TBS"), and in such capacity I am charged with general supervisory responsibilities for the legal affairs of TBS and its subsidiaries. This opinion is furnished in connection with preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by TBS with the Securities and Exchange Commission (the "Commission") on February 4, 1994. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 89,621 shares (the "Shares") of the Class B common stock of TBS, par value $0.0625 (the "TBS Class B Common Stock"), to be issued in connection with options granted pursuant to the New Line Cinema Corporation 1986 Stock Option Plan, the New Line Cinema Corporation 1990 Stock Option Plan, the New Line Cinema Corporation 1991 Stock Option Plan and certain nonqualified stock option agreements between New Line Cinema Corporation ("New Line") and the persons named therein, all as more explicitly identified in TBS's two Prospectuses dated February 4, 1994, with respect thereto (collectively, the "Option Plans and Agreements").

         Pursuant to an Agreement and Plan of Merger, dated as of October 15, 1993, by and among TBS, NL Acquisition Co., a Delaware corporation and a wholly owned subsidiary of TBS ("Merger Subsidiary"), and New Line (the "Merger Agreement") among other things, on January 28, 1994 (i) Merger Subsidiary was merged with and into New Line (the "Merger") with New Line as the surviving corporation, (ii) each share of common stock of New Line then outstanding was converted into the right to receive 0.96386 of a share of the TBS Class B Common Stock and (iii) TBS assumed each New Line Option Plan and each outstanding option as






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Board of Directors
February 4, 1994
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described in the Merger Agreement, and all such options of New Line then outstanding became exercisable for shares of TBS Class B Common Stock.

         This opinion is delivered in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Registration Statement, as filed with the Commission on the date hereof under the Act; (ii) the Option Plans and Agreements; (iii) the Amended Articles of Incorporation of TBS and the Bylaws of TBS; (iv) copies of certain resolutions adopted by the TBS Board of Directors relating to, among other things, the Shares, the assumption by TBS of the options granted under the Option Plans and Agreements and the Registration Statement; (v) the form of a specimen certificate representing the TBS Class B Common Stock; and (vi) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

         In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

         I am licensed to practice law in the State of Georgia and express no opinion as to the laws of any other jurisdiction, other than the laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the foregoing, and assuming (i) the valid issuance of the options pursuant to the Option Plans and Agreements; and (ii) the conformity of the certificates representing the Shares to the form of specimen thereof examined by me and the due execution and delivery of such certificates, I am of the opinion that the Shares have been duly authorized by requisite corporate action by TBS and, when issued upon exercise of options in accordance with the terms of the Option Plans and Agreements, will be validly issued, fully-paid and non-assessable.






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Board of Directors
February 4, 1994
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         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. Notwithstanding the foregoing, I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,



                                  Steven W. Korn